Exhibit T3B.16

MODIFICATION NO. ONE TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
CBL EL PASO MEMBER, LLC

THIS MODIFICATION NO. ONE TO LIMITED LIABILITY COMPANY AGREEMENT is made and entered into to be effective as of the 13th day of April, 2012, by CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (herein referred to as the “Member”).

W I T N E S S E T H:

WHEREAS, CBL El Paso Member, LLC (the “Company”) is governed by that certain Limited Liability Company Agreement dated November 22, 2011 (the “Agreement”); and

WHEREAS, the Exhibit “A” to the Agreement incorrectly states that the Company owns a 75% membership interest in El Paso Outlet Center, LLC, a Delaware limited liability company; and

WHEREAS, the Member desires to modify the Agreement to correctly identify the assets owned by the Company.

NOW, THEREFORE, the Member hereby modifies the Agreement as follows:

1.       Exhibit “A”. Exhibit “A” attached hereto is hereby substituted in lieu of Exhibit “A” attached to the Agreement.

2.       Except as herein modified, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

MEMBER:

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings I, Inc., its sole general partner
By:
Micnael I. Lebovitz Executive Vice President Development and Administration

Legal

EXHIBIT “A”
TO
MODIFICATION NO. ONE TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
CBL EL PASO MEMBER, LLC

A 75% membership interest in El Paso Outlet Center Holding, LLC, a Delaware limited liability company

A 75% membership interest in El Paso Outlet Center II, LLC, a Delaware limited liability company

MODIFICATION NO. TWO TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
CBL EL PASO MEMBER, LLC

THIS MODIFICATION NO. TWO TO LIMITED LIABILITY COMPANY AGREEMENT is made and entered into to be effective as of the 15th day of August, 2019, by CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (herein referred to as the “Member”).

W I T N E S S E T H:

WHEREAS, CBL El Paso Member, LLC (the “Company”) is governed by that certain Limited Liability Company Agreement dated November 22, 2011, as amended by that certain Modification No. One to Limited Liability Company Agreement dated April 13, 2012 (collectively, the “Agreement”); and

WHEREAS, the Company owns a 75% membership interest in El Paso Outlet Center Holding, LLC, a Delaware limited liability company; and

WHEREAS, pursuant to that certain Membership Interest Transfer/Acquisition Agreement dated August 15, 2019, the Company transferred 25% of its membership interest to affiliates of Horizon Group Properties, Inc.; and

WHEREAS, the Members desire to modify the Agreement to memorialize the change in the assets owned by the Company as set forth on Exhibit “A” as a result of the sale and transfer of its membership interest.

NOW, THEREFORE, the Member hereby modifies the Agreement as follows:

1.       Exhibit “A”. Exhibit “A” attached hereto is hereby substituted in lieu of Exhibit “A” attached to the Agreement.

2.       Except as herein modified, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

MEMBER:

CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings I, Inc., its sole general partner
By:
Jeffery V. Curry, Chief Legal Officer

Legal

EXHIBIT “A”
TO
MODIFICATION NO. TWO TO
LIMITED LIABILITY COMPANY AGREEMENT
OF
CBL EL PASO MEMBER, LLC

A 50% membership interest in El Paso Outlet Center Holding, LLC, a Delaware limited liability company

A 75% membership interest in El Paso Outlet Center II, LLC, a Delaware limited liability company